                         VALUE ADDED RESELLER AGREEMENT

This Value Added Reseller Agreement is entered into this 31st day of December, 1996, by and between:

                           NEW ERA OF NETWORKS, INC.
                        7400 E. ORCHARD ROAD, SUITE 230
                              ENGLEWOOD, CO 80111

                                      AND

                          VALUED ADDED RESELLER (VAR)

                       SUNGARD SYSTEMS INTERNATIONAL INC.
                               510 WALNUT STREET
                             PHILADELPHIA, PA 19106

                                  215-627-3800

DESCRIPTION OF LICENSE:


SEE TERMS, CONDITIONS, AND ALL ACCOMPANYING SCHEDULES

THE TERMS AND CONDITIONS ON THE ATTACHED PAGES OF THIS AGREEMENT FORM AN INTEGRAL PART OF THIS AGREEMENT. INTENDING TO BE LEGALLY BOUND, EACH PARTY HAS READ AND AGREES TO BE BOUND BY THESE TERMS AND CONDITIONS, AND IS AUTHORIZED TO EXECUTE THIS AGREEMENT.


NEW ERA OF NETWORKS, INC.:                  (VAR)


By:_________________________                By:________________________________


TERMS AND CONDITIONS FOR VALUE ADDED RESELLER AGREEMENT

This is a Value Added Reseller Agreement between
New Era of Networks, Inc. ("NEON") and the
Value Added Reseller specified on the cover page attached to this Agreement.

         1.      License.

                 1.1 As of the effective date and subject to the limitations in this Agreement and its Schedules, NEON grants to VAR and each of its Affiliates a personal, non-transferable (except as otherwise provided herein), limited, non exclusive right, and license during the Term, to include Software (as defined on Schedule 1), as such Software may be upgraded or modified from time to time by NEON, as part of one or more systems licensed by VAR (each such system, as "Value-Added Product"), and to market and sublicense the Software as part of a Value-Added Product, to customers of VAR ("End-Users") as a package price not less than the applicable list price of the Software. VAR shall have no right to sublicense the Software independently of a Value-Added Product; provided, however, VAR may sublicense the Software alone to existing customers as an add-on module to VAR's product. All rights granted to sublicense Software shall be limited to object code form only, together with documentation. Affiliate shall mean all present and future, direct or indirect, subsidiaries of SunGard Data Systems Inc., its successors and assigns.

                 1.2 NEON authorizes VAR to sublicense such number of copies of Software as set forth on Schedule 1 (as such number may be increased as set forth on Schedule 1); provided, however, that VAR may, without purchasing additional licenses (i) make copies of Software to use for its own development purposes and for demonstrations, (ii) transfer copies of Software to, from and among its Affiliates, (iii) resell copies of Software which are returned or rejected by End-Users, and (iv) install copies of Software with potential End-Users on a test basis if VAR is installing its Value-Added Product on a test basis, or alone if an existing customer of VAR.

                 1.3 VAR agrees to sublicense Software only if such Software is subject to written, non-transferable license agreements which may be VAR's standard licensing agreement, NEON's sublicense agreement attached as
Schedule 3, or any other form which contains a statement to the effect that NEON's software shall be protected in the same manner as VAR's own proprietary software.

                 1.4 VAR agrees to insure that every copy of NEON Software or documentation VAR sublicenses will bear legends or restrictive notices as NEON may reasonably require to protect its rights.

                 1.5 VAR shall not use, copy or modify any Software source code or to derive any source code from Software in any manner. VAR and NEON agree that, as soon as practicable following the date of this Agreement, both parties shall enter into an escrow agreement to escrow the source code for Software with an independent escrow agent acceptable to VAR, otherwise, if NEON fails to enter into an escrow agreement with VAR, NEON shall provide VAR with fifty (50) licenses of Software without charge. Such escrow agreement shall, at a minimum, provide release of source code to VAR upon (i) NEON's bankruptcy,
(ii) cessation of NEON's material business, (iii) material breach of this Agreement, and (iv) failure of NEON to adequately maintain the Software.

                 1.6 Except as expressly authorized under this Agreement, VAR, its Affiliates and its sublicensees are prohibited from copying or distributing NEON Software.

                 1.7 All rights granted to VAR shall apply equally to its Affiliates. NEON reserves all rights not expressly granted to VAR and its Affiliates.

         2.      VAR's Obligations.

                 2.1 VAR agrees to acquire such number of copies of Software set forth in Schedule 1 (as such number may be increased as set forth on Schedule 1). An authorized representative will approve all orders to NEON Software provided to VAR under this Section. NEON authorizes VAR and its End-Users to copy Software for back-up, archive or emergency recovery purposes, or to replace a worn copy.

                 2.2 VAR agrees to retain a copy of each signed license agreement with End-Users on file at its offices. VAR agrees to furnish NEON either a copy of the End-User license agreement or the End-User's name, major contact, address, type of processor, location of the licensed copy, media specifications, operating system and release number, and number of users.

                 2.3 VAR agrees to use all commercially reasonable efforts to enforce its license agreements with End-Users including the provisions regarding protection of proprietary rights. VAR shall use its discretion in determining when and how to seek enforcement of its license agreements in the ordinary course of business.

                 2.4 NEON agrees to provide and VAR agrees to pay for the maintenance services set forth in Schedule 1.

                 2.5 VAR agrees to assume responsibility for installation of Software on the End-User's system.

                 2.6 VAR agrees to assume responsibility for first-call support.

                 2.7 VAR agrees to determine, in its sole discretion, its sublicense fees for Software, which may be different from fees stated in the Price List. No NEON employee has any authority to advise VAR what VAR's license fees for Software must be. Notwithstanding any provision of this Agreement, VAR shall not reveal its prices to NEON, except with respect to maintenance fees as required under Section 2.14.

                 2.8 VAR agrees not to distribute Software except as permitted under this Agreement.

                 2.9 VAR agrees not to market Software without including NEON's applicable copyright and trademark notices.

                 2.10 NEON grants VAR a non-exclusive limited license to display NEON's trademarks solely in connection with VAR's advertising and marketing of Software and in providing related services to End-Users. VAR agrees not to modify or alter any advertising, artwork, promotional materials, logos, or trademarks of NEON without prior written consent from NEON.

                 2.11 VAR agrees not to intentionally make any claims, commitments, or representations about Software that are inconsistent with the information provided by NEON in product descriptions, documentation, and promotional material.

                 2.12 VAR shall obtain all appropriate sales and tax licenses.

                 2.13 Prices stated on Schedule 1 are exclusive of any federal, state, municipal, or other governmental taxes, duties, licenses, fees excises, or tariffs now or hereinafter imposed on the production, storage, licensing, transportation, import, export, or use of Software. VAR agrees to pay all such taxes or charges, exclusive of taxes based on NEON's income, or to provide NEON with evidence of exemption.

                 2.14 VAR agrees to provide NEON quarterly reports for accounting and identifying clients receiving maintenance. VAR and NEON will discuss quarterly to discuss license and support requirements.

         3. Indemnification. Each party agrees to hold the other, its employees and directors harmless from all claims of loss or liability arising from any material breach of contract, gross negligence or willful misconduct by it or its agents. This Section survives termination or expiration of this Agreement.

         4. Copyright Notices; Proprietary Information; Trade Secrets; Confidentiality.

                 4.1 VAR acknowledges that NEON Software and documentation are protected by copyright and other law. VAR agrees to include, unaltered in all copies of Software, distributed reproductions of NEON restricted rights notices, copyright notices, and other proprietary legends. VAR acknowledges that Software and documentation are NEON proprietary products. NEON retains all proprietary right and interest in Software licensed hereunder, including, but not limited to, patent, copyright, trademark, and trade secret rights. VAR agrees to protect NEON's proprietary rights in any Software in VAR's possession or control. VAR agrees to notify NEON immediately of any possession or use of Software that VAR believes is unauthorized. VAR agrees to provide NEON with all information in VAR's possession regarding unauthorized possession or use, assisting in preventing the recurrence of such unauthorized possession or use, and cooperating with NEON, at NEON direction and expense, in any proceeding NEON deems necessary to protect its proprietary rights. VAR's compliance with this Section will not be construed as a waiver of NEON's right to recover damages or obtain other relief against VAR for its negligent or intentional harm to NEON's proprietary rights or for breach of any other provision of this Agreement. The parties understand that breach of this Section may give NEON the right to injunctive relief in addition to other remedies. Section 4.1 survives termination of this Agreement.

                 4.2 All information disclosed by one party to the other in connection with this Agreement shall be treated as confidential information unless it is or becomes publicly available through no fault of the other party, is already known to the other party, or is later rightfully obtained by the other party from independent sources. Each party's confidential information shall be held in strict confidence by the other party, using the same standard of care as it uses to protect its own confidential information, and shall not be used or disclosed by the other party for any purpose except as necessary to implement or perform this Agreement. Section 4.2 survives termination of this Agreement.

         5. Audit. NEON may, on reasonable advance notice, at its expense, and during normal business hours, examine copies of the relevant excerpts of the books and records of VAR that relate to the distribution and maintenance of the Software, or NEON may request that such an audit be performed by a nationally recognized public accounting firm. Any person performing an audit will protect the confidentiality of VAR's confidential information and abide by VAR's security regulations while on VAR's premises.
If any audit discloses the necessity of an increase in License fees, such fees will be payable within (30) days of such notice. If the adjustments to License fees are greater than 5% of the amounts previously accrued due to under reporting by VAR, then VAR agrees to pay the reasonable expenses associated with such audit. Section 5 survives termination of this Agreement.

         6. Implementation. During the first three (3) months following the date of this Agreement, NEON and VAR and its Affiliates shall organize project teams to develop implementation plans regarding integrating Software with VAR and its Affiliate's systems which shall include for each plan a list of training courses in which VAR staff will enroll and dedicated on-site assistance from NEON for each plan (the "Implementation Phase"). NEON acknowledges that the Software, when integrated with Panorama and Octogon systems, will perform to VAR's satisfaction and NEON agrees to repair and correct any problems with the integration of Software with Panorama and Octogon free of charge. Failure to repair Software in accordance with this Section shall be deemed a material breach of this Agreement by NEON.

         7. Exclusivity. Beginning on the date of this Agreement, and for a period of eighteen (18) months thereafter, NEON will not directly or indirectly sublicense, sell, or provide Software to, or otherwise enter into an agreement similar to this Agreement with Summit Systems, Infinity Financial Technology Inc., or Rolfe and Nolan. If after eighteen (18) months, NEON enters into an agreement with one of VAR's competitors which provides for a per copy charge for Software which is less than that set forth on Schedule 1, VAR's price shall be lowered to meet such competitor's price. For the duration of this Agreement, VAR will use Software as their preferred application integration solution in those contexts in which Software is the appropriate solution.

         8.      Termination.

                 8.1 The Term of this Agreement is six (6) years from the date of this Agreement.

                 8.2 VAR may terminate this Agreement at any time upon thirty (30) days advance written notice.

                 8.3 NEON may terminate this Agreement (a) at the end of its term by giving thirty (30) days' advance written notice, (b) at the end of the second year of this Agreement and at the end of each year thereafter if VAR does not pay NEON an average of $1,000,000 in license fees per year during the term of the Agreement by giving thirty (30) days' prior written notice, (c) if VAR breaches any of its obligations under this Agreement in any material respect and the breach is not substantially cured within the cure period below; or (d) if VAR becomes bankrupt, insolvent or seeks relief from creditors. Termination by NEON will be effective sixty (60) days after notice that a payment to NEON is past due or thirty (30) days after notice of any other breach of this Agreement; provided, that, if a longer period is reasonably required to cure the breach and the cure is promptly begun, such cure period shall be extended for as long as the cure is being diligently prosecuted to completion.

                 8.4 Upon termination for any cause other than Section 8.3(c), VAR shall (i) retain all rights granted to VAR under this Agreement with respect to the licenses that as of the time of termination have been prepaid, and (ii) for a period of eighteen (18) months, be able to purchase additional licenses at the same price and on the same terms as set forth in this Agreement and on Schedule 1. Termination will not relieve VAR or NEON of any obligations that survive this Agreement, nor will it affect valid End-User sublicenses properly granted by VAR prior to termination.

                 8.5      Immediately upon termination by NEON pursuant to
Section 8.3(c), or eighteen (18) months after any other termination of this Agreement, VAR shall promptly return to NEON all copies of the Software (except for an archive version) and related materials licensed to or in VAR possession, and each party will return to the other any of the other's confidential information. Regardless of the reason for termination, VAR may retain for a reasonable period such Software and related materials which facilitate End-User support for Software. At NEON's request, an officer of VAR will certify that VAR has complied with and will continue to comply with VAR's continuing obligations under this Agreement.

         9.      Limited Warranty.

                 9.1 NEON warrants that NEON has the full right to grant the license herein. From the date of shipment plus (5) days, NEON warrants that the version, when properly used, will operate in conformity with the Documentation for such version; provided, however, that this warranty shall in no way limit the obligations of NEON to perform under Section 6. Once NEON receives written notice of deviations, it will use reasonable commercial efforts to correct those deviations from specifications free of charge.

                 9.2 Third-parties infringement claims. NEON warrants to VAR that it has the full legal right to grant to VAR the license granted under this Agreement, and that the Software and Documentation, in the form delivered to VAR by NEON and when properly used for the purpose and in the manner specifically authorized by this Agreement, do not infringe in any material respect upon any trade secret or other proprietary right of any person or any registered patent or copyright. NEON shall reimburse VAR for any damages finally awarded against and paid by VAR to the extent attributable to a violation of the foregoing warranty. NEON shall have no liability under this
Section 9.2 unless VAR gives written notice to NEON (in accordance with Section 10.5) within ten (10) days after any applicable infringement claim is initiated against VAR and allows NEON to have sole control of the defense or settlement of the claim. If any applicable infringement claim is initiated, or in NEON's soles opinion is likely to be initiated, then NEON shall have the option, at its expense, to:

                 - modify or replace all of the infringing part of the Software or Documentation so that it is no longer infringing, provided that the Software functionality does not change in any material adverse respect; or

                 - procure for VAR the right to continue using the infringing part of the Software or Documentation; or

                 - remove all of the infringing part of the Software or Documentation, and refund to VAR the corresponding portion of the initial license fee paid by VAR to NEON under this Agreement, in which case this Agreement shall terminate with respect to the Software or part thereof removed.

                 9.3 Year 2000 Compliance Warranty. NEON warrants that the Software includes or shall include, at no additional cost to VAR design and performance capabilities so that prior to, during, and after the calendar year 2000, the Software will not produce invalid or incorrect results or abnormally end because of the year 2000 date change.

                 9.4 NO OTHER WARRANTY OR CONDITIONS, EXPRESSED OR IMPLIED, ARE MADE REGARDING THE SOFTWARE, GOODS OR SERVICES TO BE SUPPLIED HEREUNDER. THIS INCLUDES, WITHOUT LIMITATION, ANY WARRANTY OR CONDITION OF MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AND WHETHER ARISING BY STATUTE OR IN LAW OR AS A RESULT OF A COURSE OF DEALING OR USAGE OF TRADE. NO WARRANTY OR CONDITION IS MADE RESPECTING THE RESULTS OF ANY SOFTWARE OR SERVICES OR THAT ALL FAILURES OR ERRORS IN THE SOFTWARE WILL BE CORRECTED, OR THAT THE SOFTWARE'S FUNCTIONALITY WILL MEET VAR'S OR END-USER'S REQUIREMENTS. VAR AND END-USER ACKNOWLEDGES ITS RESPONSIBILITY TO BACK UP DATA MAINTAINED ON ANY COMPUTER SYSTEM USING THE SOFTWARE. BACKUPS SHOULD REASONABLY SIMULATE CUSTOMER'S PLANNED PRODUCTION ENVIRONMENT.

                 9.5 EXCEPT FOR DAMAGES REIMBURSABLE UNDER SECTION 9.2, THE TOTAL LIABILITY, IF ANY, OF NEON, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY OR CONDITIONS, CLAIMS BY THIRD PARTIES OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE FEES PAID BY VAR FOR THE SOFTWARE WHICH GIVE RISE TO THE CLAIM. NEON SHALL NOT BE LIABLE FOR DIRECT DAMAGES HEREUNDER, SHALL NOT BE LIABLE FOR LOSS OF PROFITS, LOSS OR INACCURACY OF DATA, OR PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION THE COST OF ANY SUBSTITUTE PROCUREMENT), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY WHETHER OR NOT THE ALLEGED BREACH BY NEON IS A BREACH OF A CONDITION OR OF A TERM.

         10.     Miscellaneous.

                 10.1 This Agreement and performance hereunder shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding choice of law.

                 10.2 Neither party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes including Acts of God, or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lockouts, wars, or war operations, restraints of government or other cause or causes which could not with reasonable diligence be controlled or prevented by the party.

                 10.3 This Agreement, together with all Schedules hereto, constitutes the entire and exclusive agreement which supersedes all previous communications or agreements, either oral or written, between NEON and VAR, or any of its Affiliates with respect to the subject matter hereof.

                 10.4 This Agreement does not designate either party as the agent, employee, legal representative, partner, or joint venturer of the other party for any purpose.

                 10.5 Notices, copies of notices, or other communications required or permitted hereunder shall be sent to a party by a nationally recognized, overnight mail service to the address set forth in the Cover Page of this Agreement. All notices shall be effective upon the earlier of: (a) receipt of the notice by the addressed party, or (b) (4) days after delivery to such overnight mail service.

                 10.6 No failure by either party to exercise its rights under this Agreement shall be deemed a waiver of any such rights. All waivers will be made in writing.

                 10.7 This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                 10.8 In the event that any terms contained in the Schedules or any attachments thereto are inconsistent with any terms in the main body of this Agreement (excluding any Schedules), the terms of the Schedule shall prevail over the terms contained in the main body of this Agreement.

                 10.9 If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be binding upon the parties hereto, and shall be enforceable, as though the invalid or unenforceable provision were not contained herein. Without limiting the generality of the preceding sentence, if any remedy set forth in this Agreement is determined to have failed of its essential purpose, then all other provisions of this Agreement, including the limitation of liability and exclusion of damages, shall remain in effect.

                 10.10 Neither this Agreement nor any or all the rights granted hereunder nor any interest therein, may be sold, assigned, conveyed, delegated, subcontracted, or otherwise transferred or encumbered by either party at any time, without the express prior written consent of the other and any attempt to do so will be deemed null and void; provided, that the non-transferring party's consent shall not be unreasonably withheld in the case of an assignment to a purchaser of or successor to substantially all of such party's business, or to an affiliate of such party. For purposes of this Section, a change in control shall be considered an assignment of this Agreement.

         VAR agrees that it has read and understood this Agreement and agrees to be bound by it.

                                   SCHEDULE 1

A.       INFORMATION

         Name                              SunGard Systems International Inc.

         Address                           510 Walnut Street

                                           9th Floor
                                           Pennsylvania, PA  19108

         VAR's "Value Add"                 SunGard Product Line
         Authorized Territory              Global

         Authorized VAR Locations          Global


B.       VAR LICENSE AND SERVICE AGREEMENT

         Initial Software Purchase:

         NEON will deliver 60 NEONet licenses to VAR which shall include all NEONet products listed in the Price List attached as Schedule 2 ("Software"). VAR will pay NEON $1,000,000 for the 60 licenses on or prior to December 31, 1996.

         Future Software Purchase Discount Schedule:

         VAR may purchase additional Software licenses at a price of $10,000 per license with a minimum purchase of 25 licenses at a time.

         Maximum VAR License Investment:

         If during the Term of this Agreement, VAR purchases and pays for over one thousand NEONet Licenses, VAR will be permitted to an unlimited use license for the Software through the term of the Agreement.

         Advertising and Press Release:

         VAR will market NEONet as a part of VAR's line of Software. When relevant, NEONet will be included in VAR press releases, advertising and proposals. Upon completion of this Agreement, VAR and NEON will announce the agreement through mutually agreed press releases.

         Software Upgrades:

         All Software upgrades will be provided to VAR as part of the maintenance agreements.

         Documentation:

         All documentation will be provided for each license purchased, as part of the VAR, and Maintenance agreements.

         Start Date:

         NEON will deliver immediately.

         Payment terms:

         Future payments terms for invoices will be within 30 days of invoice date.


C.       MAINTENANCE AGREEMENT

         Term:                                 NEON shall provide maintenance to VAR and its Customers (as defined below) so long as
                                               VAR or any of its customers are using Software.

         Maintenance Services:                 VAR will provide first-call support to End-Users.  NEON shall provide to (i) VAR,
                                               (ii) customers of VAR who are paying maintenance to VAR, (iii) customers of VAR who are evaluating Software but have not licensed Software, and (iv) customers of VAR who have purchased Software, but have not begun to pay maintenance to VAR (collectively,
                                               "VAR and its Customers") the following software maintenance services for NEONet and associated software products:  "Extended" Service (7x24 = 7 days/week by
                                               24 hours/day)

                                               Customers will be entitled to:

                                               1.    Technical Support Hotline Service

                                               2.    Product Alert Reporting Service

                                               3.    Software Error Reporting and Resolution Service

                                               4.    Product Update Service

                                               5.    Product License Transfer Program

         Technical Support Hotline Service:    For software maintenance customers, NEON will provide remote (phone, fax, mail)
                                               access to NEON Technical Support personnel for answering "standard" technical questions.

                                               "Standard" technical questions will include questions regarding:
                                                                              ----

                                               1.    Problems and possible causes of errors, failures, or unexpected behavior

                                               2.    Differences between supported product versions

                                               3.    Software installation and configuration

                                               "Standard" technical questions will not include questions regarding:
                                                                              --------

                                               1.    Performance tuning

                                               2.    Platform (operating system, network, database) issues

                                               3.    Custom development (system design, development)

                                               4.    Software training

                                               5.    Application migration

                                               6.    Use of third-party products

                                               Assistance on these issues can be acquired through NEON's Professional Services organization.

         Support Hours:                        Extended support is 24 hours a day, 7 days a week.

         Technical Contacts:                   VAR and its Affiliates may designate trained technical contacts.

         Fee Schedule:                         VAR shall pay maintenance to NEON upon receiving maintenance payments from End-Users.
                                               For each of the first 100 licenses, VAR shall pay NEON the higher of fifty percent
                                               (50%) of maintenance payments received from End-Users if maintenance for Software is separately itemized in End-User's license agreement or $2,500 per year.  Beginning at license 101 through license 500, VAR shall pay NEON for each license the higher of twenty-five percent (25%) of maintenance payments received by VAR from End-Users if maintenance for Software is separately itemized in End-User's license agreement or
                                               $1,250 per year.  Beginning at license 501, VAR shall pay NEON for each license the higher of twelve and one-half percent (12.5%) of maintenance payments received by VAR from End-User if maintenance for Software is separately itemized in End-User's license agreement or $750 per year.

         Payments:                             VAR shall pay NEON maintenance payments on a quarterly basis in arrears.

                                 SCHEDULE 2


         NEW ERA OF NETWORKS, INC.


                         NEONET STANDARD PRICE LIST
                              NOVEMBER 1, 1996








Copyright (C)1996 New Era of Networks, Inc.
All rights reserved.

This Price List contains proprietary information for use by NEON employees only, and is not intended for general distribution. Pricing is effective November 1, 1996, and is subject to change without notice. NEON has endeavored to make the information contained herein accurate, but reserves the right to correct any inadvertent errors contained in this Price List.

New Era of Networks, NEONet, NEONweb, the NEON logotype, and Neonsoft are trademarks of New Era of Networks, Inc. All other trademarks and registered trademarks are the property of the respective trademark holders.

NEONET SERVER PRODUCTS

         The NEONet server products -- Messaging & Queuing, Formatter, and Rules -- support a variety of popular hardware platforms and operating systems. Prices for the NEONet server products are based on the class of server hardware used: Workgroup Server, Departmental Server, or Mainframe.

         Refer to the NEONet Platform Availability List (page 8) for descriptions of the server classes. Refer to the following tables to identify the class of server on which you intend to run NEONet and the price of the NEONet server product.

Workgroup Server

         Product                                                  Price
         ---------------------------------------------------------------
         Messaging and Queuing                                   $18,000
         Formatter                                               $25,000
         Rules                                                   $25,000

Departmental Server

         Product                                                  Price
         ---------------------------------------------------------------
         Messaging and Queuing                                   $35,000
         Formatter                                               $50,000
         Rules                                                   $50,000

Mainframe

         Product                                                 Price
         ---------------------------------------------------------------
         Messaging and Queuing                                  $ 85,000
         Formatter (not available on all mainframe platforms)   $150,000
         Rules (not available on all mainframe platforms)       $150,000


NEONET LAYERED PRODUCTS

         NEON offers a series of complementary products that run in conjunction with the NEONet server products. Product license prices for the NEONet layered products are based on the class of server hardware used: Workgroup, Departmental, or Mainframe.

         Refer to the NEONet Platform Availability List (page 8) for descriptions of the server classes. Refer to the following tables to identify the class of server on which you intend to run NEONet and the price of the NEONet server product.

Workgroup Server

         Product                                                 Price
         --------------------------------------------------------------
         NEONweb (requires NEONet Messaging and Queuing)        $25,000
         SQL Database Apply                                     $15,000
         SWIFT CAS Interface (requires NEONet Messaging and
           Queuing)                                             $35,000

Departmental Server

         Product                                                 Price
         --------------------------------------------------------------
         NEONweb (requires NEONet Messaging and Queuing)        $25,000
         SQL Database Apply                                     $30,000
         SWIFT CAS Interface (requires NEONet Messaging and
           Queuing)                                             $35,000

Mainframe

         Product                                                 Price
         --------------------------------------------------------------
         NEONweb (requires NEONet Messaging and Queuing)        $25,000
         SQL Database Apply                                     $75,000
         SWIFT CAS Interface (requires NEONet Messaging and
           Queuing)                                             $35,000


NEON SUPPORT AND MAINTENANCE

         NEON offers two levels of customer support services: Basic Support (hotline available 5 days/week by 12 hours/day, 6:00 A.M. to 6:00 P.M. Mountain
Time) and Extended Support (hotline available 7 days/week by 24 hours/day).
ALL SOFTWARE USED IN A SINGLE NETWORKED APPLICATION NEEDS TO CARRY THE SAME LEVEL OF MAINTENANCE.

         Software maintenance services are available directly from NEON and are priced as a percentage of the then-current standard list price (SLP) for the country in which the product is purchased. The term of all software maintenance agreements is 12 months.

Workgroup Server

         Service                                                 Price
         ---------------------------------------------------------------
         Basic Support                                        18% of SLP
         Extended Support                                     24% of SLP

Departmental Server

         Service                                                 Price
         ---------------------------------------------------------------
         Basic Support                                        18% of SLP
         Extended Support                                     24% of SLP

Mainframe

         Service                                                 Price
         ---------------------------------------------------------------
         Basic Support                                        24% of SLP
         Extended Support                                     30% of SLP

         Notes:

                 There is a minimum annual fee: $3,000 per software license for Basic Service, and $4,000 per software license for Extended Service.

                 Any discounts to those percentages must be approved by your General Manager and the SVP of Customer Services.

         CONTACTS:

         . The Basic Support price includes two (2) named trained technical contacts per site. (A site is a physical location where one or more licenses reside.)

         . The Extended Support price includes three (3) named trained technical contacts per site. (A site is a physical location where one or more licenses reside.)

         . The price for additional contacts is $5,000 per contact per year or $150 per hour on a per call basis.

         TRAINING:

         . Each technical contact must take the Introduction to NEONet class and the NEONet System Administration class prior to installation or at the earliest subsequent date the class is offered.

         . Any application programmer/developer to use NEONet must take the Introduction to NEONet class and the NEONet API Programming class.

         . Refer to NEON Product Education (page 5) for prices of training.

         ONSITE SUPPORT:

         . Extended Service includes 4 days/year of free onsite support that can be applied to either Priority 1 problem resolution or service reviews between the customer and NEON management if the total service maintenance agreement annual fee is greater than or equal to $50,000.

         . The price of onsite support, where the problem is determined to not be caused by NEONet or where the support is requested by the customer due to absence of trained contacts or other reasons, is negotiable but the minimum is $150 per person per hour plus expenses.

         DOCUMENTATION:

         . One hard copy of each book will be delivered with the software. Refer to NEON Product Documentation (page 7) for prices of additional hard copies.

         . There is a copy of all user documentation delivered in electronic form with the software.

         . The right for unlimited copying and/or the right to publish NEON user documentation on any corporate internal web sites is $15,000.

         DESIGNATED HOTLINE REP:

         . Extended support includes a designated primary hotline representative.

         MULTIVENDOR ISSUES RESOLUTION:

         . Extended support includes NEON driving multivendor issues to resolution.

         . Basic support includes NEON acting as a resource only in multivendor issues.

         COLD BACKUP COPIES OF LICENSES: Licenses bought for the purpose of having a cold backup to the production system will not be charged for service maintenance. When the production system becomes unavailable, and the cold backup is initiated, the SMA on the production license will automatically transfer to the cold backup license.

         See NEON's Service Maintenance Agreement or contact Diana Lawrence at 303-486-9349 or Dlawrence@neonsoft.com for additional details on NEON's Support and Maintenance programs.


NEON PROFESSIONAL SERVICES

         NEON provides consulting services through its NEON Professional Services (NPS) organization. Offering expertise in the NEON software product suite as well as client/server, Internet/intranet, and database arenas, NPS can assist customers in:

         .       NEONet Product Consulting and Support

         .       Client/Server and Database Design

         .       Internet/Intranet and Web Services

         The NPS team of highly skilled individuals work in productive team efforts on short- or long-term projects, usually following the cradle-to-grave design-and-build paradigm.

         Service                                                  Price
         -------------------------------------------------------------------
         On-site Consulting Services                          $1,200 per day

         Note:

                 Pricing for NEON Professional Services does not include travel expenses, which are the responsibility of the customer.

NEON PRODUCT EDUCATION

         NEON offers comprehensive training courses at NEON corporate facilities in Denver and New York City or on-site. Conducted by NEON's staff of experienced instructors, these courses offer instruction in such areas as Messaging & Queuing, Formatter, Rules, GUI operation, product architecture, technical APIs, and product internals.

         Training Courses                                              Price
         -------------------------------------------------------------------
         Introduction to NEONet                                       $1,100
         NEONet API Programming                                       $1,500
         NEONet System Administration                                 $  750
         NEONet Performance and Tuning (available 1Q1997)             $1,500
         Implementing NEONet                                          $1,500

         Contact Ron Markey at 303-486-9363 or Rmarkey@neonsoft.com for additional details on Neon Product Education.

         The following are descriptions of courses currently offered by NEON Product Education. For information regarding times and dates of courses, please refer to the NEON Training Course Schedule.

Introduction to NEONet  (1.5 days, Prerequisites:  None)

         This course provides an introduction to the workings of NEONet. The student is given a product overview to become familiar with messaging concepts. An introduction to the NEONet database administration applications for the Queue, Formatter, and Rules components shows how the concepts are used in NEONet. Exercises provide the student hands-on experience in using the GUI-based applications, as well as sending test messages. After attendance, the student will be able to understand NEONet concepts and topics; use the NEONet database administration applications; and create simple queues, formats and rules.

NEONet API Programming (2 days, Prerequisites: Introduction to NEONet or product experience)

         This course provides and understanding of the components and structure of NEONet APIs. An overview of the architecture introduces the student to the overall workings of NEONet. The high-level APIs and their usage is described in detail, including programming steps and error processing. Exercises provide practice in using the high-level APIs for messages using Queuing, Formatting, and Rules. After attendance, the student will be able to code or modify applications to use the NEONet components in a system.

NEONet System Administration (1 day, Prerequisites: Introduction to NEONet or product experience)

         This course provides the administrator of a NEONet site the knowledge necessary to install, administer, and monitor NEONet components. An understanding of how the components work together provides the framework of the course. Exercises provide practice in installing and configuring NEONet, using utilities to administer the site, and using monitoring utilities on the NEONet components. After attendance, the student will be able to install and configure the NEONet components, monitor queue activity, and use the NEONet administration utilities.

NEONet Performance and Tuning (2 days, Prerequisites: NEONet System Administration)

         This course is a continuation of the NEONet System Administration class. It focuses on performance monitoring and tuning of applications using NEONet components. Topics include general tuning concepts, the performance impact of rules, queue bottlenecks, message work loads and how to find and fix those problems. While there will be discussion of the importance of system and database tuning, those topics will not be part of this course. After attendance, the student will be able to monitor and tune the NEONet components of their system. (Note: This course will be offered initially in 1Q1997.)

Implementing NEONet (2 days, Prerequisites: Introduction to NEONet and NEONet API Programming)

         This course provides an intensive, hands-on approach to designing systems using NEONet components. Several case study exercises guide the students through the design and creation of a system using NEONet with an emphasis on Format and Rules creation. After attendance, the student will be able to design and implement complex systems using NEONet.

Customized Training

         NEON can also design and conduct customized training classes to be conducted on-site at a customer specified location. Classes includes presentation and lab exercises for each NEONet module and training materials for each registered participant. Contact NEON Product Education for pricing and availability.


NEON PRODUCT DOCUMENTATION

         NEON provides comprehensive user and technical documentation with each product license sold. As new releases of NEONet are introduced, the documentation is updated accordingly and provided to all customers taking delivery of the new release.

         Additional copies of NEON product documentation are available directly from NEON at the following standard list price:

         Document                                                        Price
         ---------------------------------------------------------------------
         Using NEONet                                                     $49
         Programmer's Reference                                           $79
         Programmer's Reference for Tandem:  Messaging and Queuing        $79
         Programmer's Reference for MVS:  Messaging and Queuing           $79
         Installing NEONet for Oracle                                     $49
         Installing NEONet for Sybase                                     $49
         Installing NEONet for SQL Server on Windows NT                   $49
         Installing NEONet:  Messaging and Queuing for MVS                $49
         Installing NEONet:  Messaging and Queuing for Tandem             $49

                       NEONET PLATFORM AVAILABILITY LIST
         ----------------------------------------------------------------------

         DESKTOP CLIENT  (for database administration applications only)

         .       Single-processor PC running Windows 95 or Windows NT
                 Workstation 3.51

         WORKGROUP SERVER

         .       Sun SPARC 10/20 running Solaris 2.4 or later
         .       Single- or Multi-processor PC running Windows NT Server 3.51
         .       Hewlett-Packard HP 9000 C-Class Workstation running HP-UX
                 9.04 or later
         .       Hewlett-Packard HP 9000 J-Class SMP Workstation running HP-UX
                 9.04 or later

         DEPARTMENTAL SERVER

         .       Sun SPARC 1000/2000 running Solaris 2.4 or later
         .       Hewlett-Packard HP 9000 Series 700 Servers running HP-UX 9.04 or later
         .       Hewlett-Packard HP 9000 K-Class SMP Servers running HP-UX 9.04 or later
         .       Tandem Himalaya K200 Servers running Guardian D20 or later

         MAINFRAME

         .       Hewlett-Packard HP 9000 T-Class SMP Servers running HP-UX
                 10.01 or later
         .       Tandem Himalaya K2000 Servers running Guardian D20 or later
         .       Tandem Himalaya K20000 Servers running Guardian D20 or later
         .       Tandem Himalaya K2000SE Servers running Guardian D20 or later
         .       IBM ES/9000 running MVS/ESA

                                   SCHEDULE 3
                        End-User's Sublicense Provisions


         This Sublicense Agreement is between VAR and the End-User Sublicensee.

         1.      Sublicense.

                 1.1 On the terms and subject to the conditions of this Agreement, New Era of Networks, Inc. grants Sublicensee, and Sublicensee accepts, a nontransferable, nonexclusive right and sublicense to use in Object Code form only, the Software for Sublicensee's internal purposes to process information for Sublicensee (but not for any other purposes nor to process information for any other organizations). The Sublicense shall be perpetual upon the payment by Sublicensee of all payments due for the Sublicense and Software Maintenance Agreement.

                 1.2      New Era of Networks, Inc. will deliver to Licensee
(1) copy of the Software on the medium requested by Client. Sublicensee may make a reasonable number of backup copies of the Software. The delivered copy and all backup copies of the Software shall be kept secure. At New Era of Networks, Inc.'s request, Sublicensee will provide New Era of Networks, Inc., in writing, the number and exact location of the delivered copy and all backup copies of the Software along with the names of Sublicensee's employees who have access to such copies.

                 1.3 Sublicensee may copy the Documentation so long as the Documentation is used solely in connection with Sublicensee's authorized use of the Software.

                 1.4 Clients of Sublicensee and entities in which Sublicensee owns 20% or more of voting stock shall have the right to access the Software for the sole purpose of communicating with Sublicensee. Nothing in this Agreement will be interpreted as granting Sublicensee or any unaffiliated third party engaged by Sublicensee in any capacity the right to sell or give away the Software, either individually or packaged with other products for use by any unaffiliated third party.

                 1.5 Sublicense by Sublicensee of the Software is strictly prohibited. Except as expressly authorized in this Agreement, Sublicensee will not copy, make Modifications to, distribute or transfer (by any means), display, rent, or unbundle the Software. In addition, Sublicensee shall not reverse engineer, decompile or disassemble the Software, and shall not be used to provide time-sharing or other services to third parties. New Era of Networks, Inc. reserves all other rights not expressly granted to Sublicensee hereunder.

                 1.6 When appropriate, Third-Party Software identified on a Software Schedule will be delivered, which Sublicensee will have the license to use pursuant to the conditions set forth by the Sublicensor of such Third-Party Software.

         2.      Limited Warranty.

                 2.1 New Era of Networks, Inc. warrants that New Era of Networks, Inc. has the full right to grant the license herein in accordance with advertised features. For (90) days from the date of shipment plus five
(5) days of a version of the Software to Customer, New Era of Networks, Inc. warrants that the version when properly used will operate in conformity with the Documentation for such version. New Era of Networks, Inc. will use reasonable commercial efforts to correct reported deviations in writing from specifications.

                 2.2 NO OTHER WARRANTY OR CONDITIONS, EXPRESSED OR IMPLIED, ARE MADE REGARDING THE PROGRAM, GOODS, OR SERVICES TO BE SUPPLIED HEREUNDER. THIS INCLUDES, WITHOUT LIMITATION, ANY WARRANTY OR CONDITION OF MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AND WHETHER ARISING BY STATUTE OR IN LAW OR AS A RESULT OF A COURSE OF DEALING OR USAGE OF TRADE. NO WARRANTY OR CONDITION IS MADE RESPECTING THE RESULTS OF ANY PROGRAM OR SERVICES, OR THAT ALL FAILURES OR ERRORS IN THE PROGRAM WILL BE CORRECTED, OR THAT THE PROGRAM'S FUNCTIONALITY WILL MEET CUSTOMER'S REQUIREMENTS. CUSTOMER ACKNOWLEDGES ITS RESPONSIBILITY TO BACK UP DATA MAINTAINED ON ANY COMPUTER SYSTEM USING THE PROGRAM. BACKUPS SHOULD REASONABLY SIMULATE CUSTOMER'S PLANNED PRODUCTION ENVIRONMENT.

                 2.3 THE TOTAL LIABILITY, IF ANY, OF NEW ERA OF NETWORKS, INC., INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY OR CONDITIONS, CLAIMS BY THIRD PARTIES OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE LICENSE FEES PAID BY SUBLICENSEE FOR THE PROGRAM(S) WHICH GIVE RISE TO THE CLAIM. NEW ERA OF NETWORKS, INC.'S SUBLICENSORS SHALL NOT BE LIABLE FOR DIRECT DAMAGES HEREUNDER, AND NEITHER NEW ERA OF NETWORKS, INC. OR SUBLICENSORS SHALL BE LIABLE FOR LOSS OF PROFITS, LOSS OR INACCURACY OF DATA, OR PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION THE COST OF ANY SUBSTITUTE PROCUREMENT), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY WHETHER OR NOT THE ALLEGED BREACH BY NEW ERA OF NETWORKS, INC. IS A BREACH OF A CONDITION OR OF A TERM.

         3. Support Services. Provided that you have paid the "Software Maintenance Service" specified by New Era of Networks, Inc., New Era of Networks, Inc. (after the Warranty period) shall provide "Support Services" for the Software as described in the Software Maintenance Agreement which is a separate document to this Agreement.

         4. Payment. Licensee shall pay New Era of Networks, Inc. the license fee set forth on the cover page of this Agreement. All payments under this Agreement shall be made in United States dollars. If not paid when due, it will be subject to interest at the rate of (2) percentage points over the then-current prime rate of interest as announced at the First National Bank of Chicago, calculated from the date when payment becomes overdue until payment is made. Licensee agrees to pay all federal, state, local, and other taxes based on this Agreement, the Licensed Product or its use or for any services performed in connection herewith, excluding taxes based on New Era of Networks, Inc.'s net income.

         5. Term. This Agreement is effective until terminated. New Era of Networks, Inc. may terminate this Agreement if licensee breaches any of the terms and conditions of this Agreement and such breach is not cured after twenty days written notice. Upon termination of this Agreement for any reason, you shall promptly return the Licensed Product to New Era of Networks, Inc.
All provisions of this Agreement relating to disclaimers of warranties, limitation of liability, remedies, or damages, confidentiality, and New Era of Networks, Inc.'s proprietary rights shall survive termination.

         6. Confidentiality. Any and all information that New Era of Networks, Inc. provides to licensee concerning the licensed product, including and without limitation, shall be deemed proprietary and confidential information of New Era of Networks, Inc. ("Information"). Licensee agrees to protect the Information and not allow access to the Information to any other party without the prior written consent of New Era of Networks, Inc.

         7. Escrow. New Era of Networks, Inc. has deposited the "SOURCE CODE" for Software into an escrow account pursuant to the terms of an escrow agreement with Fort Knox Escrow Services, Inc.

         8.      Miscellaneous.

                 8.1 This Agreement and performance hereunder shall be governed and construed in accordance with the laws of the State of Colorado (except for any Colorado choice of law principles).

                 8.2 Neither party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes including Acts of God, or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lockouts, wars, or war operations, restraints of government or other cause or causes which could not with reasonable diligence be controlled or prevented by the party.

                 8.3 This Agreement, together with all Schedules hereto, constitutes the entire and exclusive agreement which supersedes all previous communications or agreements, either oral or written, between New Era of Networks, Inc. and Sublicensee with respect to the subject matter hereof.

                 8.4 This Agreement does not designate either party as the agent, employee, legal representative, partner, or joint venturer of the other party for any purpose.

                 8.5 Notices, copies of notices, or other communications required or permitted hereunder shall be sent to a party by a nationally recognized overnight mail service to the address set forth in the Cover Page of this Agreement. All notices shall be effective upon the earlier of: (a) receipt of the notice by such addressed party, or (b) (4) days after delivery to such overnight mail service.

                 8.6 No failure by either party to exercise its rights under this Agreement shall be deemed a waiver of any such rights. All waivers will be made in writing.

                 8.7 This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                 8.8 In the event that any terms contained in the Schedules or any attachments thereto are inconsistent with any terms in the main body of this Agreement (excluding any Schedules), the terms of the Schedule shall prevail over the terms contained in the main body of this Agreement.

                 8.9 If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be binding upon the parties hereto, and shall be enforceable, as though the invalid or unenforceable provision were not contained herein. Without limiting the generality of the preceding sentence, if any remedy set forth in this Agreement is determined to have failed of its essential purpose, then all other provisions of this Agreement, including the limitation of liability and exclusion of damages, shall remain in effect.

                 8.10 Neither this Agreement nor any or all the rights granted hereunder nor any interest therein, may be sold, assigned, conveyed, delegated, subcontracted, or otherwise transferred or encumbered by Sublicensee at any time (including but not limited to, by means of a change of control of Sublicensee), without the express prior written consent of New Era of Networks, Inc. and any attempt to do so will be deemed null and void. New Era of Networks, Inc. is free, at its option, to assign or otherwise transfer to third parties title to the Software, this Agreement or any portion thereof, without Sublicensee's permission.

         CLIENT agrees that it has read and understood this Agreement and agrees to be bound by it.